SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                12/26/01              100            79.0000
                                11/19/01              100            80.0000
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                11/07/01            1,600            80.0000
                         GABELLI EQUITY INCOME FUND
                                12/19/01              500            77.5000
                                11/09/01            1,000            80.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.